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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 10, 2000, except for the caption "Reincorporation" in Note 2, as to
which the date is February   , 2000, in the Registration Statement on Form S-1
and related Prospectus of Garage.com Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Palo Alto, California
February 10, 2000

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This is the form of the consent we will issue when the reincorporation described in Note 2 to the consolidated financial statements under the caption "Reincorporation" is completed.

                                          /s/ Ernst & Young LLP

Palo Alto, California
February 10, 2000